EXHIBIT 10.1
FIRST AMENDMENT AND WAIVER TO CREDIT AND SECURITY AGREEMENT
          THIS FIRST AMENDMENT AND WAIVER TO CREDIT AND SECURITY AGREEMENT (“Amendment”) is made as of this 15th day of March, 2010, by and among WELLS FARGO BANK NATIONAL ASSOCIATION acting through its Wells Fargo Business Credit operating division (the “Lender”), PROFESSIONAL VETERINARY PRODUCTS, LTD., a Nebraska corporation (“PVP”), EXACT LOGISTICS, LLC, a Nebraska limited liability company (“Exact”), PROCONN, LLC, a Nebraska limited liability company (“ProConn”; together with PVP and Exact, jointly and severally, the “Borrower”). This Amendment amends that certain Credit and Security Agreement among Borrower and Lender dated January 29, 2010 (as further modified, amended and restated, the “Credit Agreement”).
PRELIMINARY STATEMENTS
          WHEREAS, an Event of Default has occurred under the Credit Agreement as a result of Borrower’s failure to achieve for the period of August 1, 2009 through January 31, 2010, Net Income of not less than the amount required for such period by Section 6.2(a) of the Credit Agreement (the “Specific Default”).
          WHEREAS, Borrower and Lender desire to modify the Credit Agreement to (i) waive the Specific Default, (ii) amend the Floating Rate and (iii) further modify the Credit Agreement pursuant to the terms and conditions set forth herein.
          NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower and Lender hereby modify, amend and supplement the Credit Agreement and Loan Documents as follows:
AGREEMENT
          1. Recitals. The preliminary statements set forth above are accurate, represent the intent of the parties hereto and are incorporated herein by reference. Unless otherwise defined in this Amendment, capitalized terms used herein will have the same meaning in this Amendment as set forth in the Credit Agreement.
          2. Credit Agreement Modification. Section 2.6(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
     (b) Margin. Effective as of March 1, 2010, the Margin shall be five and one half of one percent (5.50%) for Revolving Advances that are Floating Rate Advances.
          3. Waiver of Specific Default. Borrower acknowledges existence of the Specific Default and upon the effectiveness of this Amendment, Lender hereby waives the Specific Default. Borrower acknowledges and agrees that Lender is not waiving, and expressly reserves all rights and remedies in respect of any and all Defaults and/or Events of Default other than the Specific Default, including but not limited to future breaches of Financial Covenants.
          4. Management Consultant. On or before March 31, 2010, Borrower shall employ a management consultant (“Consultant”), which Consultant shall be acceptable to Lender in its reasonable discretion. Borrower shall cooperate with and assist the Consultant and provide the Consultant such information as is required for the Consultant’s evaluation and assessment of the business and business plan of the Borrower. The Consultant shall deliver reports to Lender, in a form, substance and frequency that is acceptable to Lender. Until consented to by Lender in writing, Borrower shall not terminate its employment and use of the Consultant without the Lender’s prior written consent.
          5. Delivery of Financials. On or before April 30, 2010, Borrower shall deliver to Lender, in a form and substance acceptable to Lender and Consultant in their sole and absolute discretion (i) Borrower’s projected balance sheets, income statements, statements of cash flow and projected Availability for each remaining month of its fiscal year ending July 31, 2010 and for each month of its fiscal quarter ending October 31, 2010, each in reasonable detail and otherwise in conformance with Section 6.1(d) of the Credit Agreement and (ii) Borrower’s 13-week cash flow budget for the then subsequent 13 week period.
          6. Amendment and Waiver Fee. Borrower will pay to Lender an amendment and waiver fee in the amount of $63,000.00 (the “Amendment Fee”), which fee will be fully earned, non-refundable and due on the date hereof, and which fee will be deemed a Revolving Advance.
          7. Conditions Precedent. The following are conditions precedent (“Conditions Precedent”) to the effectiveness of this Amendment, notwithstanding anything contained herein to the contrary:
     (A) Lender shall have received a fully executed copy of this Amendment.
     (B) Payment by Borrower to Lender of all amounts owed to Lender in connection with this Agreement including but not limited to the Amendment Fee.
          8. Expenses. Immediately upon request, Borrower shall pay all expenses and costs of Lender (including, without limitation, the attorney fees of counsel for Lender and expenses of counsel for Lender) in connection with the preparation, negotiation, execution and approval of this Amendment and any and all other documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other expenses and costs incurred by Lender chargeable to Borrower pursuant to the terms of the Credit Agreement which are unpaid at such time.
          9. Ratification; Estoppel; Reaffirmation.
          (a) Borrower does hereby reaffirm the Credit Agreement and other Loan Documents, and ratify the Credit Agreement and other Loan Documents, as amended, modified and supplemented.
          (b) Borrower does hereby reaffirm to Lender each of the representations, warranties, covenants and agreements set forth in the Credit Agreement and the other Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof to Lender.
          (c) The Borrower further represents and warrants that, as of the date hereof, there are no counterclaims, defenses or offsets of any nature whatsoever to the Loans or any of the Loan Documents and that, as of the date hereof no default has occurred or exists under any of the Loan Documents.
          (d) Borrower does hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that the Credit Agreement and other Loan Documents, as amended, modified and supplemented hereby by this Amendment, represent the valid, enforceable and collectible obligations of Borrower.
          10. Release. Borrower does hereby release, remise, acquit and forever discharge Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the Other Agreements (all of the foregoing hereinafter called the “Released Matters”). Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.
          11. Governing Law. The terms and conditions of this Amendment, the Credit Agreement and all of the other Loan Documents shall be governed by the applicable laws of the State of Minnesota.
          12. Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
          13. No Cancellation. This Amendment evidences the same indebtedness as evidenced by the Credit Agreement and other Loan Documents (as modified hereby). This Amendment is secured by the Collateral as provided in the Credit Agreement including all amendments and modifications thereto. All future advances made to the Borrower or the Guarantors in the good faith judgment of the lender for the purpose of protecting Lender’s interests in the collateral will also be secured by this Amendment. This Amendment is an extension, modification and amendment of the prior documents and the execution hereof does not evidence a cancellation of the indebtedness evidenced by the prior documents.
          14. WAIVER OF JURY TRIAL. LENDER AND BORROWER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AMENDMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER OR ANY LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAVE THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.
[Signatures follow on next page]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

10077 South 134th Street	PROFESSIONAL VETERINARY PRODUCTS, LTD.
Omaha, NE 68138	a Nebraska corporation
Telecopier: (402) 331-8655
Attention: Tara Chicatelli	By:	/s/ Stephen J. Price
e-mail: tara.chicatelli@pvpl.com		Name: Stephen J. Price
Its: President and CEO

10077 South 134th Street	EXACT LOGISTICS, LLC
Omaha, NE 68138	a Nebraska limited liability company
Telecopier: (402) 331-8655
Attention: Tara Chicatelli
e-mail: tara.chicatelli@pvpl.com	By:	PROFESSIONAL VETERINARY PRODUCTS, LTD.
a Nebraska corporation, its Manager and
sole Member

	By:	/s/ Stephen J. Price

Name: Stephen J. Price
Its: President and CEO

10077 South 134th Street	PROCONN, LLC
Omaha, NE 68138	a Nebraska limited liability company
Telecopier: (402) 331-8655
Attention: Tara Chicatelli	By:	PROFESSIONAL VETERINARY PRODUCTS, LTD.
e-mail: tara.chicatelli@pvpl.com		a Nebraska corporation, its Manager and
sole Member

	By:	/s/ Stephen J. Price

Name: Stephen J. Price
Its: President and CEO

Wells Fargo Bank, National Association Wells Fargo Business Credit	WELLS FARGO BANK, NATIONAL ASSOCIATION
MAC N9312-040
109 South 7th Street, 4th Floor	By:	/s/ Becky A. Koehler
Minneapolis, MN 55402		Becky A. Koehler,
Telecopier: (612) 341-2472		Vice President
Attention: Becky A. Koehler
e-mail: becky.a.koehler@wellsfargo.com